Exhibit 1

                     JOINT FILING AGREEMENT

    Pursuant to Rule 13D-1(f)(1)(iii) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock, par value $.01 per share, of Bolle Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


February 10, 1999


OZ MANAGEMENT, L.L.C.


By:  /s/ Daniel S. Och
----------------------------------------
Name:   Daniel S. Och
Title:  Managing Member


OZ MASTER FUND, LTD.
By: OZ MANAGEMENT, L.L.C.
    as Investment Manager

By:  /s/ Daniel S. Och
----------------------------------------
Name:   Daniel S. Och
Title:  Managing Member


OCH-ZIFF CAPITAL MANAGEMENT, L.P.
By:  OCH-ZIFF ASSOCIATES, L.L.C.
     as General Partner

By:  /s/ Daniel S. Och
-----------------------------------
Name:    Daniel S. Och
Title:   Managing Member


OCH-ZIFF ASSOCIATES, L.L.C.

By:  /s/ Daniel S. Och
-----------------------------------
Name:    Daniel S. Och
Title:   Managing Member